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                                GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                          NUMBER (TIN) ON SUBSTITUTE FORM W-9

     Guidelines For Determining The Proper Name And Identification Number to Give The Payer. Social security numbers
(SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the requestor.

-----------------------------  ------------------------     --------------------------------  ------------------------
For this type of account:      Give name and SSN of:        For this type of account:         Give name and EIN of:
-----------------------------  ------------------------     --------------------------------  ------------------------

1.  Individual                 The individual               6.   Sole proprietorship or       The owner(3)
                                                                 single-owner LLC
2.  Two or more individuals    The actual owner of
    (joint account)            the account or, if           7.   A valid trust, estate or     The legal entity(4)
                               combined funds, the               pension trust
                               first individual on
                               the account(1)               8.   Corporate or LLC electing    The corporation
                                                                 corporate status on Form
3.  Custodian account of a     The minor(2)                      8837
    minor (Uniform Gift to
    Minors Act)                                             9.   Association, club,           The organization
                                                                 religious, charitable,
4.  a.  The usual revocable    The grantor-trustee(1)            educational or other
    savings trust account                                        tax-exempt organization
    (grantor is also trustee)
                                                            10.  Partnership or               The partnership
    b.  So-called trust                                          multi-member LLC
    account that is not a      The actual owner(1)
    legal or valid trust                                    11.  A broker or registered       The broker or nominee
    under state law                                              nominee

5.  Sole proprietorship or                                  12.  Account with the             The public entity
    single-owner LLC           The owner(3)                      Department of Agriculture
                                                                 in the name of a public
                                                                 entity (such as a state or
                                                                 local government, school
                                                                 district or prison) that
                                                                 receives agricultural
                                                                 program payments
-----------------------------  ------------------------     --------------------------------  ------------------------

(1)  List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3)  You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or your EIN (if you have one).

(4)  List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:  If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
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
                                   GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                NUMBER ON SUBSTITUTE FORM W-9
                                                           Page 2

How To Get A TIN

      If you do not have a TIN, apply for one                            Exempt payees described at left should file
immediately. To apply for an SSN, get Form SS-5,                   Form W-9 to avoid possible erroneous backup withholding.
Application for a Social Security Card, from your local            FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE
Social Security Administration office or get this form             "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM
on-line at www.ssa.gov/online/ss5.html. You may also               AND RETURN IT TO THE PAYER. If you are a nonresident
get this form by calling 1-800-772-1213. Use Form W-7,             alien or a foreign entity not subject to backup
Application for IRS Individual Taxpayer Identification             withholding, give the payer a completed Form W-8,
Number, to apply for an ITIN or Form SS-4, Application             Certificate of Foreign Status.
for Employer Identification Number, to apply for an
EIN. You can get Forms W-7 and SS-4 from the IRS by                Privacy Act Notice.
calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS
Web Site at www.irs.gov.                                                 Section 6109 of the Internal Revenue Code requires
                                                                   you to provide your correct TIN to persons who must
Payees Exempt From Backup Withholding                              file information with the IRS to report interest,
                                                                   dividends and certain other income paid to you, mortgage
      The following is a list of payees specifically               interest you paid, the acquisition or abandonment of
exempted from backup withholding:                                  secured property, cancellation of debt, or contributions
                                                                   you made to an IRA or Archer MSA. The IRS uses the
(1)   An organization exempt from tax under                        numbers for identification purposes and to help verify
      section 501(a), any IRA, or a custodial account              the accuracy of your return. The IRS may also provide
      under section 403(b)(7) if the account satisfies             this information to the Department of Justice for
      the requirements of section 401(f)(2).                       criminal and civil litigation and to cities, states and
                                                                   the District of Columbia to carry out their tax laws.
(2)   The United States or of any of its agencies or               The IRS may also disclose this information to other
      instrumentalities.                                           countries under a tax treaty, or to Federal and state
                                                                   agencies to enforce Federal nontax criminal laws and to
(3)   A state, the District of Columbia, a possession              combat terrorism.
      of the United States, or any of their political
      subdivisions or instrumentalities.                                    You must provide your TIN whether or not you
                                                                   are required to file a tax return. Payers must generally
(4)   A foreign government or any of its political                 withhold 30 percent of taxable interest, dividend and
      subdivisions, agencies or instrumentalities.                 certain other payments to a payee who does not furnish a
                                                                   TIN to a payer. Certain penalties may also apply.
(5)   An international organization or any of its
      agencies or instrumentalities.                               Penalties

      Other payees that may be exempt from backup                  (1)   Failure to furnish TIN. If you fail to furnish
withholding include:                                                     your correct TIN to a requester, you are subject
                                                                         to a penalty of $50 for each such failure unless
(6)   A corporation.                                                     your failure is due to reasonable cause and not to
                                                                         willful neglect.
(7)   A foreign central bank of issue.
                                                                   (2)   Civil penalty for false information with respect
(8)   A dealer in securities or commodities required to                  to withholding. If you make a false statement with
      register in the United States, the District of                     no reasonable basis which results in no backup
      Columbia, or a possession of the United States.                    withholding, you are subject to a $500 penalty.

(9)   A futures commission merchant registered with the            (3)   Criminal penalty for falsifying information.
      Commodity Futures Trading Commission                               Willfully falsifying certifications or
                                                                         affirmations may subject you to criminal penalties
(10)  A real estate investment trust.                                    including fines and/or imprisonment.

(11)  An entity registered at all times during the tax             (4)   Misuse of TINs. If the requester discloses or uses
      year under the Investment Company Act of 1940.                     TINs in violation of Federal law, the requester
                                                                         may be subject to civil and criminal penalties.
(12)  A common trust fund operated by a bank under
      section 584(a).                                                    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                                                                   CONSULTANT OR THE INTERNAL REVENUE SERVICE.
(13)  A financial institution.

(14) A middleman known in the investment community as a nominee or custodian.

(15) A trust exempt from tax under section 664 or described in section 4947.
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